Exhibit 10.1

SOUL AND VIBE INTERACTIVE INC.

1600 South Hwy 100, Suite 500

St. Louis Park, MN 55416

August 27, 2014

To the holders of securities from our July/August 2013 financings:

Reference is hereby made to those certain Purchase Agreements, dated as of July 17, 2013 and August 8, 2013 (each a “Purchase Agreement” and collectively, the “Purchase Agreements”), by and between Soul and Vibe Interactive Inc., a Nevada corporation (the “Company”), and each individual or entity identified on the signature page hereto (each, including its successors and assigns, a “Purchaser” and, collectively, the “Purchasers”). Capitalized terms used in this letter agreement and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreements.

1. Extension of Maturity of Notes. Pursuant to the Purchase Agreements, the Company issued convertible promissory notes (the “Notes”) in the amounts set forth on Exhibit A hereto. The Company has requested an extension of the Maturity Date (as such term is defined in the Notes”) and the Company and the holders of the Notes agree that the Maturity Date is hereby extended to February 9, 2015, notwithstanding anything to the contrary contained in any of the Transaction Documents (as defined below), and acknowledge that such action will not be deemed to trigger any defaults, breaches or liquidated damages under the Notes, Purchase Agreements or any other document or instrument executed or delivered in connection therewith (collectively, the “Transaction Documents”).

2. Consideration for Extension. As consideration for the above, the Company will issue to the Purchasers the following warrants (the “New Warrants”), in the form attached hereto as Exhibit B, provided, however, that the following number of shares of common stock of the Company underlying such New Warrants shall be the following:

Name of Holder	Number of Warrant Shares	Exercise Price per Share
Knudson Investment, LLC	420,000	$0.06
Nathan C. Lewis	31,112	$0.06
David Wiseman	40,000	$0.06
Andrew P. Chiodo	40,000	$0.06

3. Miscellaneous. Subject to the waivers and agreements provided herein, the Transactions Documents shall remain in full force and effect. Except as expressly set forth herein, this letter agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the Purchasers, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. The Purchasers reserve all rights, remedies, powers or privileges available under the Transaction Documents, at law or otherwise, subject to the terms of this letter agreement. This letter agreement shall not constitute a novation or satisfaction and accord of the Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

Please indicate your acknowledgment of, and agreement with, the foregoing by signing a copy of this letter and returning an executed original to the Company. This Agreement may be executed by the parties hereto in counterparts, and execution may be evidenced by facsimile or other electronic transmission of a signed signature page by any party hereto, and all of such counterparts together shall constitute one and the same instrument.

Sincerely,

Peter Anthony Chiodo
Chief Executive Officer

ACCEPTED AND AGREED:

KNUDSON INVESTMENT, LLC

By:		Dated:	August __, 2014
Name:	Gerald E. Knudson
Title:	Authorized Person

		Dated:	August __, 2014
Nathan C. Lewis

		Dated:	August __, 2014
David Wiseman

		Dated:	August __, 2014
Andrew P. Chiodo

EXHIBIT A

Holder	Principal Amount of Convertible Notes
KNUDSON INVESTMENT, LLC	$105,000
Nathan C. Lewis	$7,778
David Wiseman	$10,000
Andrew P. Chiodo	$10,000
$132,778

Total

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